Exhibit 99.1

     WASTE CONNECTIONS REPORTS FOURTH QUARTER AND FULL YEAR 2006 RESULTS AND
                              PROVIDES 2007 OUTLOOK

     Fourth Quarter 2006 Highlights:

     -- Revenue increased 11.8% to $210.7 million on stronger than expected internal growth

     --   Reports internal growth of 5.5% price and 2.0% volume

     --   Reports operating margin consistent with Q4 outlook

     --   Reports free cash flow of $25 million, or 11.9% of revenue

    FOLSOM, Calif., Feb. 12 /PRNewswire-FirstCall/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the fourth quarter 2006. Revenue totaled $210.7 million, an 11.8% increase over revenue of $188.4 million in the year ago period. Operating income was $43.9 million, an 11.8% increase over operating income of $39.3 million in the fourth quarter of 2005. Net income was $20.6 million, or $0.44 per share on a diluted basis of 46.7 million shares. Operating income and net income in the current period included a $0.8 million ($0.5 million net of taxes, or approximately $0.01 per share) non-cash loss on disposal of assets. The income tax provision and net income in the current period also included $0.8 million expense (approximately $0.02 per share) due to the approval during the quarter of a change in tax accounting method regarding certain landfills, which also reduced cash taxes in the period. In the year ago period, the Company reported net income of $18.7 million and diluted earnings per share of $0.40. Net income in the prior year period included a non-cash charge of approximately $1.6 million ($1.0 million net of taxes, or approximately $0.02 per share) related to the accelerated vesting of outstanding options.

    "We are extremely pleased with our continuously improving results during 2006 and the pieces we already have in place for expected margin expansion and double-digit revenue growth in 2007. Many of the improvements in our underlying financials achieved during 2006 were masked primarily by the significant year-to-year increase in our fuel costs. Now that we have transitioned to a higher fuel cost environment, we expect continuing pricing strength and increasing volume growth to drive year-over-year margin expansion in 2007," said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. "Our strong free cash flow in the fourth quarter enabled us to exit the year with sufficient cash balances to fund our recent acquisition of Waste Management's integrated operations in Eastern Kentucky without incremental borrowings."

    For the year ended December 31, 2006, revenue was $824.4 million, a 14.2% increase over revenue of $721.9 million in 2005. Operating income was $171.4 million versus $168.0 million in 2005. Net income was $77.4 million, or $1.65 per share on a diluted basis of 46.9 million shares. In 2005, the Company reported income from continuing operations of $84.5 million and diluted earnings per share from continuing operations of $1.75.

    2007 OUTLOOK

    Waste Connections also announced its outlook for 2007, its 10th anniversary year. The Company's outlook excludes the impact of any additional acquisitions and assumes: (1) approximately $5.7 million of equity-based compensation costs; and (2) $100 million of common stock is repurchased during the year. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic SEC filings.

     -- Revenue is estimated to range between $920 million and $930 million. This assumes internal growth in a range between 8.0% and 8.5%, excluding the impact of intermodal services and commodities, with between 4.0% and 4.5% from price and surcharges, and the remainder from volume growth.

     -- Selling, general and administrative expense, which includes increased equity-based compensation costs, is estimated at approximately 10.2% of revenue, subject to quarterly fluctuations.

     -- Depreciation and amortization is estimated at approximately 9.0% of revenue, subject to quarterly fluctuations.

     -- Operating income is estimated at approximately 21.2% of revenue, subject to quarterly fluctuations.

     --   Net interest expense is estimated at approximately $33.5 million.

     -- Minority interest expense is estimated at approximately 1.6% of revenue, subject to quarterly fluctuations.

     -- Effective tax rate is expected to be approximately 38.0%, subject to quarterly fluctuations.

     -- Net cash provided by operating activities is estimated to be approximately 24% of revenue, subject to quarterly fluctuations.

     -- Capital expenditures are estimated to be approximately $115 million, of which approximately $15 million relates to up-front outlays for trucks and containers associated with the commencement of a long-term collection contract in Northern California.

    Waste Connections will be hosting a conference call related to fourth quarter earnings and 2007 outlook on February 13th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company's web site at www.wasteconnections.com. A playback of the call will be available at both of these sites.

    For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

    In the second quarter of 2005, Waste Connections classified as discontinued operations the results of certain operations in Utah and California that were exited during that quarter. Results for 2005 have been reclassified to present the results for these operations as discontinued operations.

    In accordance with the Company's adoption of SFAS 123R at the beginning of the first quarter of 2006, excess tax benefits associated with equity-based compensation, which totaled $7.7 million for the year ended December 31, 2006, are now classified as a cash flow from financing activities, rather than as a cash flow from operating activities as classified in prior year periods. This requirement will reduce the amounts recorded as net cash provided by operating activities, and will increase the amount recorded as net cash provided by financing activities. In order to improve comparability to prior periods, the Company's definition of free cash flow, a non-GAAP financial measure, has been expanded to include the excess tax benefits associated with equity-based compensation. Total cash flow will remain unchanged from what would have been reported under prior accounting rules.

    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 22 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

    For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections' financial results are based upon estimates and assumptions that may differ from actual results; (6) efforts by labor unions could divert management attention and adversely affect operating results; (7) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (8) Waste Connections' results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity; (10) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (11) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (12) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (13) Waste Connections' Amended and Restated Revolving Credit and Term Loan Agreement and other factors and considerations may limit the number of shares repurchased under Waste Connections' stock repurchase program; (14) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (16) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (17) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections' operating results; (18) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (19) the outcome of audits by the Internal Revenue Service may adversely affect Waste Connections; (20) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (21) liabilities for environmental damage may adversely affect Waste Connections' business and earnings; and (22) the adoption of new accounting standards or interpretations could adversely impact Waste Connections' financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

                           WASTE CONNECTIONS, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
           THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2006
                                 (Unaudited)
              (in thousands, except share and per share amounts)

                                              Three months ended            Twelve months ended
                                                  December 31,                  December 31,
                                          ---------------------------   ---------------------------
                                              2005           2006           2005           2006
                                          ------------   ------------   ------------   ------------
Revenues                                  $    188,445   $    210,668   $    721,899   $    824,354
Operating expenses:
   Cost of operations                          111,068        124,421        416,883        492,766
   Selling, general and
    administrative                              20,470         22,695         72,395         84,541
   Depreciation and amortization                17,511         18,825         64,788         74,865
   Loss (gain) on disposal
    of assets                                      116            831           (216)           796
Operating income                                39,280         43,896        168,049        171,386

Interest expense                                (6,946)        (7,285)       (23,489)       (28,970)
Minority interests                              (3,150)        (3,157)       (12,422)       (12,905)
Other income (expense), net                        223             81            450         (3,759)
Income from continuing
 operations before income tax                   29,407         33,535        132,588        125,752

Income tax provision                           (10,706)       (12,908)       (48,066)       (48,329)
Income from continuing
 operations                                     18,701         20,627         84,522         77,423
Loss from discontinued
 operations, net of tax                              -              -           (579)             -

Net income                                $     18,701   $     20,627   $     83,943   $     77,423

Basic earnings per common share:
   Continuing operations                  $       0.41   $       0.45   $       1.81   $       1.70
   Discontinued operations                           -              -          (0.01)             -
   Net income per common share            $       0.41   $       0.45   $       1.80   $       1.70

Diluted earnings per common share:
   Continuing operations                  $       0.40   $       0.44   $       1.75   $       1.65
   Discontinued operations                           -              -          (0.01)             -
   Net income per common share            $       0.40   $       0.44   $       1.74   $       1.65

Shares used in the per
 share calculations:
   Basic                                    46,096,009     45,364,370     46,700,649     45,424,084
   Diluted                                  47,316,277     46,686,227     48,211,301     46,939,115

                             WASTE CONNECTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                                  December 31,   December 31,
                                                      2005          2006
                                                  ------------   ------------
ASSETS
Current assets:
   Cash and equivalents                           $      7,514   $     34,949
   Accounts receivable, net of allowance
    for doubtful accounts of $2,826 and
    $3,489 at December 31, 2005 and
    2006, respectively                                  94,438        100,269
   Deferred income taxes                                 5,145          9,373
   Prepaid expenses and other
    current assets                                      17,279         15,642
      Total current assets                             124,376        160,233

Property and equipment, net                            700,508        736,428
Goodwill                                               723,120        750,397
Intangible assets, net                                  87,651         86,098
Restricted assets                                       13,888         15,917
Other assets, net                                       26,764         24,818
                                                  $  1,676,307   $  1,773,891

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                               $     54,795   $     53,010
   Book overdraft                                        8,869              -
   Accrued liabilities                                  44,522         57,810
   Deferred revenue                                     30,957         32,161
   Current portion of long-term
    debt and notes payable                              10,858          6,884
      Total current liabilities                        150,001        149,865

Long-term debt and notes payable                       586,104        637,308
Other long-term liabilities                             20,478         16,712
Deferred tax liabilities                               175,167        205,532
      Total liabilities                                931,750      1,009,417

Commitments and contingencies
Minority interests                                      26,357         27,992

Stockholders' equity:
Preferred stock: $0.01 par value; 7,500,000
 shares authorized; none issued and outstanding              -              -
Common stock: $0.01 par value; 100,000,000
 shares authorized; 45,924,686 and 45,510,697
 shares issued and outstanding at
 December 31, 2005 and 2006, respectively                  459            455
Additional paid-in capital                             373,382        310,229
Deferred stock compensation                             (2,234)             -
Treasury stock at cost, 106,600 shares
 outstanding at December 31, 2005                       (3,672)             -
Retained earnings                                      345,308        422,731
Accumulated other comprehensive income                   4,957          3,067
      Total stockholders' equity                       718,200        736,482
                                                  $  1,676,307   $  1,773,891

                             WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 TWELVE MONTHS ENDED DECEMBER 31, 2005 AND 2006
                                   (Unaudited)
                             (Dollars in thousands)

                                                      Twelve months ended
                                                          December 31,
                                                  ---------------------------
                                                      2005           2006
                                                  ------------   ------------
Cash flows from operating activities:
Net income                                        $     83,943   $     77,423

Adjustments to reconcile net income to
 net cash provided by operating activities:
   Loss (gain) on disposal of assets                      (413)           796
   Depreciation                                         61,968         70,785
   Amortization of intangibles                           3,070          4,080
   Deferred income taxes, net of acquisitions             (792)        26,585
   Minority interests                                   12,422         12,905
   Amortization of debt issuance costs                   2,001          6,238
   Stock-based compensation                              2,826          3,451
   Interest income on restricted assets                   (390)          (618)
   Closure and post-closure accretion                      681            623
   Tax benefit on the exercise
    of stock options                                     7,338              -
   Excess tax benefit associated with
    equity-based compensation                                -         (7,728)
   Net change in operating assets and
    liabilities, net of acquisitions                    27,158          9,694
Net cash provided by operating activities              199,812        204,234

Cash flows from investing activities:
   Payments for acquisitions, net
    of cash acquired                                   (80,849)       (38,594)
   Capital expenditures for property
    and equipment                                      (97,482)       (96,519)
   Proceeds from disposal of assets                      5,254          2,198
   Decrease (increase) in restricted
    assets, net of interest income                         661         (1,411)
   Increase in other assets                               (856)          (224)
Net cash used in investing activities                 (173,272)      (134,550)

Cash flows from financing activities:
   Proceeds from long-term debt                        232,631        666,035
   Principal payments on notes
    payable and long-term debt                        (159,688)      (621,161)
   Change in book overdraft                                208         (8,869)
   Proceeds from option and
    warrant exercises                                   28,716         32,146
   Excess tax benefit associated with
    equity-based compensation                                -          7,728
   Distributions to minority
    interest holders                                   (10,486)       (11,270)
   Payments for repurchase of common stock            (113,874)      (100,245)
   Debt issuance costs                                    (143)        (6,613)
Net cash used in financing activities                  (22,636)       (42,249)

Net increase in cash and equivalents                     3,904         27,435
Cash and equivalents at beginning of period              3,610          7,514
Cash and equivalents at end of period             $      7,514   $     34,949

                              ADDITIONAL STATISTICS
                 THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006
                             (Dollars in thousands)

     Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

                               Three Months Ended    Twelve Months Ended
                               December 31, 2006     December 31, 2006
                               ------------------    -------------------
Price                                         5.5%                   5.1%
Volume                                        2.0%                   2.8%
Intermodal, Recycling
 and Other                                    0.3%                  (0.3)%
Total                                         7.8%                   7.6%

    Uneliminated Revenue Breakdown:

                              Three Months Ended        Twelve Months Ended
                              December 31, 2006          December 31, 2006
                            -----------------------   -----------------------
Collection                  $  153,221         64.1%  $  602,762         64.2%
Disposal and Transfer           65,582         27.5%     259,190         27.6%
Intermodal, Recycling
 and Other                      20,120          8.4%      77,202          8.2%
Total                       $  238,923        100.0%  $  939,154        100.0%

Inter-company elimination   $   28,255                $  114,800

    Days Sales Outstanding for the three months ended December 31, 2006: 44 (30 net of deferred revenue)

    Internalization for the three months ended December 31, 2006:  69%

    Other Cash Flow Items for the three months ended December 31, 2006:
     Cash Interest Paid: $10,039
     Cash Taxes Paid:    $45

    Debt to Capitalization Ratio as of December 31, 2006:  46.7%

    Share Information for the three months ended December 31, 2006:

    Basic shares outstanding                      45,364,370
       Dilutive effect of options and warrants     1,198,467
       Dilutive effect of restricted stock           123,390
       Diluted shares outstanding                 46,686,227

                        NON-GAAP RECONCILIATION SCHEDULE
                 THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006
                                 (in thousands)

    Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit associated with equity-based compensation, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

    Free cash flow reconciliation:

                                  Three Months Ended   Twelve Months Ended
                                  December 31, 2006    December 31, 2006
                                  ------------------   -------------------
Net cash provided by
 operating activities             $           51,894   $           204,234
Change in book overdraft                      (2,726)               (8,869)
Plus: Proceeds from
 disposal of assets                              248                 2,198
Plus: Excess tax benefit
 associated with equity-based
 compensation                                  2,068                 7,728
Less: Capital expenditures
 for property and equipment                  (23,037)              (96,519)
Less: Distributions to minority
 interest holders                             (3,430)              (11,270)
Free cash flow                    $           25,017   $            97,502

Free cash flow as % of revenues                 11.9%                 11.8%

SOURCE  Waste Connections, Inc.
    -0-                             02/12/2007
    /CONTACT: Worthing Jackman, +1-916-608-8266, or worthingj@wasteconnections.com/
    /Web site:  http://www.wasteconnections.com/
    /Web site:  http://www.wcnx.org/
    (WCN)